EXHIBIT 23.6

PricewaterhouseCoopers Société à responsabilité limitée Réviseur d’entreprises 400, route d’Esch B.P. 1443 L-1014 Luxembourg Telephone +352 494848-1 Facsimile +352 494848-2900

To whom it may concern

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statements on Form F-4 of our report dated March 6, 2003, relating to the financial statements Tenaris S.A. which appears in such Registration Statement. We also consent to the reference to us under the headings “Summary Selected Historical Consolidated Combined Financial Data of Tenaris”, “Selected Historical Consolidated Combined Financial Data of Tenaris” and “Experts” in such Registration Statement.

PricewaterhouseCoopers S.à.r.l	Luxembourg, June 25, 2003
Réviseur d’enterprises
Represented by

Ian Whitecourt

E-8